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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses of our report dated November 3, 2004 relating to the financial statements and financial highlights appearing in the September 30, 2004 Annual Report to Shareholders of Vanguard Capital Opportunity Fund and in the Statement of Additional Information of our reports dated November 3, 2004 relating to the financial statements and financial highlights appearing in the September 30, 2004 Annual Reports to Shareholders of Vanguard Global Equity Fund, Vanguard Strategic Equity Fund and Vanguard Capital Opportunity Fund, constituting parts of this Post-Effective Amendment No. 24 to the registration statement on Form N-1A (the "Registration Statement"), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers - Independent Registered Public Accounting Firm" in the Statement of Additional Information.











PricewaterhouseCoopers LLP

Philadelphia, PA



March 28, 2005